SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Fidelity Select Portfolios

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Solicitation Script (Inbound and Outbound)

CLIENT NAME: FIDELITY ADVISOR HEALTH CARE FUND

MEETING DATE: MAY 12, 2026

DEDICATED TOLL-FREE NUMBER: 888-381-8296

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the FIDELITY ADVISOR HEALTH CARE FUND, my name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Hello, may I please speak with <full name as it appears on registration>?

My name is <agent name> and I am calling on a recorded line regarding your investment in FIDELITY ADVISOR HEALTH CARE FUND. Materials were sent to you for the upcoming special meeting of shareholders scheduled for MAY 12, 2026. Have you received proxy materials?

ADJOURNMENT Outbound Greeting:

Hello, may I please speak with <full name as it appears on registration>?

My name is <Agent Name> and I am calling on a recorded line regarding your investment in FIDELITY ADVISOR HEALTH CARE FUND. Materials were sent to you for the upcoming special meeting of shareholders which has been adjourned to <date/time>. To date, we have not received your vote on these important matters. <move to WANTS TO VOTE>

IF SHAREHOLDER RECEIVED MATERIALS AND/OR WANTS TO VOTE:

Sure, I can help you with that. The Fund’s Board of Trustees has recommended a vote IN FAVOR of the proposal. Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code. Thank you. You will receive confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 888-381-8296.

Your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

© 2026 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposal with you? <After review, ask them if they would like to vote now over the phone>.

IF not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

The Fund’s Board of Trustees recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposal(s) reviewed OR If Not Interested:

Thank you. Please be aware that as a shareholder, your vote is very important. Please note the Fund has provided several ways to return your vote outlined in the proxy materials. Thank you again for your time today.

Voting (Any vote needed):

The Fund’s Board of Trustees has recommended a vote “FOR” the proposal, or you may choose to vote Against or Abstain and help the company reach quorum. How would you like to vote on your accounts today?

And this (for/against/abstain) vote will be for all of your accounts accordingly?

Registered holder wants a new proxy card/or their control number: <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the special meeting of shareholders. The Fund’s Board of Trustees is recommending you vote FOR the proposal. Would you like to vote along with the recommendations of the Board for all your accounts?

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming special meeting of shareholders. The Fund’s Board of Trustees is recommending you vote FOR the proposal. Would you like to vote along with the recommendations of the Board for all your accounts?

© 2026 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com

ANSWERING MACHINE MESSAGE (LIVE AND RECORDED):

Hello, my name is <Agent Name> and I am a voting specialist calling in regards of your investment with FIDELITY ADVISOR HEALTH CARE FUND. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on MAY 12, 2026.

Your vote is very important. Please note the Fund has provided several ways to return your vote, which are provided in the proxy materials. If you have any questions, would like to vote over the telephone, call toll-free at 888-381-8296. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Thank you for your prompt attention to this matter.

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. This call may be monitored and recorded for training purposes.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions regarding your investment, please contact your investment professional. Thank you.

Call Center Hours of Operation:

Monday through Friday, 9AM to 10PM Eastern Time (ET).

© 2026 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	Broadridge.com

Fidelity Advisor Health Care Fund

Portfolio Manager Eddie Yoon discusses an important proxy vote

Hi, I’m Eddie Yoon. I’m the portfolio manager of the Fidelity Advisor and Fidelity Select Health Care Funds and I have been managing these funds since 2008.

As you may be aware, Fidelity is proposing to merge the Fidelity Advisor Health Care Fund into the Fidelity Select Health Care Portfolio and we are actively seeking shareholder votes for this proposal.

I believe, and the Board of Trustees agrees, that this is in the best interest of the fund and its shareholders. Shareholders of the Fidelity Advisor Health Care Fund must vote on the proposal, and a simple majority must be reached for it to move forward.

Importantly, merging these strategies would give me more flexibility in how I can manage the combined fund, allowing me to take larger positions in stocks that I have strong conviction in, ultimately providing the potential for better investment performance.

I want to ensure that you are aware of this proposal because some of your clients hold shares in this fund. I ask that you impress upon them how important it is for them to cast their vote.

To help guide you and your clients through the process, we have created resources that provide all of the proxy details, answers to frequently asked questions, and the ways your clients can vote.

Thank you for the confidence you have placed in us and in Fidelity.

The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement describing the relevant reclassification discussed herein (and containing important information about fees, expenses, and risk considerations) and a prospectus for the relevant fund, please call 1-877-208-0098 (VIP funds, Advisor funds and classes). The prospectus/proxy statements will also be available for free on the Securities and Exchange Commission’s web site (www.sec.gov).

Past performance is no guarantee of future results.

Keep in mind that investing involves risk. The value of your investment will fluctuate over time, and you may gain or lose money.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. The health care industries are subject to government regulation and reimbursement rates, as well as government approval of products and services, which could have a significant effect on price and availability, and can be significantly affected by rapid obsolescence and patent expirations. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks. The fund may have additional volatility because of its narrow concentration in a specific industry. Non-diversified funds that focus on a relatively small number of stocks tend to be more volatile than diversified funds and the market as a whole.

Before investing, have your client consider the fund’s investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus or, if available, a summary prospectus containing this information. Have your client read it carefully.

Fidelity Brokerage Services LLC, Member NYSE, SIPC,

900 Salem Street, Smithfield, RI 02917

National Financial Services LLC, Member NYSE, SIPC,

245 Summer Street, Boston, MA 02205

Fidelity Distributors Company LLC,

900 Salem Street, Smithfield, RI 02917

1246906.1.0

Fidelity Advisor Health Care Fund

Portfolio Manager Eddie Yoon shares important proxy vote information

Hi, I’m Eddie Yoon. I’m the portfolio manager of the Fidelity Advisor and Fidelity Select Health Care Funds and I have been managing these funds since 2008.

As you may be aware, Fidelity is proposing to merge the Fidelity Advisor Health Care Fund into the Fidelity Select Health Care Portfolio and we are actively seeking shareholder votes for this proposal.

I believe, and the Board of Trustees agrees, that this is in the best interest of the fund and its shareholders. Shareholders of the Fidelity Advisor Health Care Fund must vote on the proposal, and a simple majority must be reached for it to move forward.

Importantly, merging these strategies would give me more flexibility in how I can manage the combined fund, allowing me to take larger positions in stocks that I have strong conviction in, ultimately providing the potential for better investment performance.

Thank you for your confidence you have placed in us and in Fidelity.

The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement describing the relevant reclassification discussed herein (and containing important information about fees, expenses, and risk considerations) and a prospectus for the relevant fund, please call 1-877-208-0098 (VIP funds, Advisor funds and classes). The prospectus/proxy statements will also be available for free on the Securities and Exchange Commission’s web site (www.sec.gov).

Past performance is no guarantee of future results.

Keep in mind that investing involves risk. The value of your investment will fluctuate over time, and you may gain or lose money.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. The health care industries are subject to government regulation and reimbursement rates, as well as government approval of products and services, which could have a significant effect on price and availability, and can be significantly affected by rapid obsolescence and patent expirations. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks. The fund may have additional volatility because of its narrow concentration in a specific industry. Non-diversified funds that focus on a relatively small number of stocks tend to be more volatile than diversified funds and the market as a whole.

Before investing in any mutual fund, consider the funds’ investment objectives, risks, charges, and expenses. Contact your investment professional or visit institutional.fidelity.com for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

Fidelity Brokerage Services LLC, Member NYSE, SIPC,

900 Salem Street, Smithfield, RI 02917

National Financial Services LLC, Member NYSE, SIPC,

245 Summer Street, Boston, MA 02205

Fidelity Distributors Company LLC,

900 Salem Street, Smithfield, RI 02917

1246906.2.0

Merger of Fidelity Advisor® Health Care Fund into Fidelity® Select Health Care Portfolio: Frequently asked questions

NOTE: For more details about the proposed merger and how to vote, please refer to the solicitation materials you received via mail or email.

Why am I being asked to vote?

You are being asked to vote because you are a shareholder of the Fidelity Advisor® Health Care Fund and the proposal to merge that fund into the Fidelity® Health Care Portfolio affects your investment in it. Shareholder approval is required for the merger to occur.

You can vote on the proposal in one of two ways: by attending a shareholder meeting on May 12; or you can submit your vote by proxy.

How do proxy votes work?

A proxy vote allows you to authorize a third party—in this case Broadridge Financial Solutions —to submit votes on fund matters when you cannot attend a shareholder meeting.

Proxy voting allows you to review the materials, choose how you vote, and then record those instructions online, by phone, or by mail so the vote is counted toward the required quorum. This ensures your voice is heard even if you are not physically present at the meeting.

How many votes do I have?

You receive one vote for each dollar of net asset value you owned as of, March 16, 2026. Fractional dollar amounts receive proportional fractional votes.

Will my investment in the fund change?

If the merger is approved, the number of shares you hold may change, but the total value of your investment will stay the same.

On the closing date, you will receive shares of Fidelity Health Care Portfolio that equal the value of the shares you currently hold in Fidelity Advisor Health Care Fund. The anticipated closing date is on or around June 26, 2026, pending shareholder approval.

What happens if not enough shareholders vote?

If quorum is not reached or the necessary votes are not obtained, you may continue to be contacted by Broadridge Financial Solutions, Inc. or Fidelity by mail or phone to encourage voting. If approval still cannot be achieved, Fidelity may evaluate alternative options for the fund.

Why is the merger of the two funds being proposed?

The merger is being proposed because both the Fidelity Advisor Health Care Fund and the Fidelity Health Care Portfolio have the same investment objective and very similar investment strategies. The combined fund will give Portfolio Manager Eddie Yoon the ability to take larger positions in stocks, ultimately providing the potential for better investment performance. A larger fund tends to have lower expenses, potentially resulting in lower estimated cost.

The Fund’s Board of Trustees, who represent shareholders’ interests, oversee fund performance, operations, and service provider relationships, reviewed all details of the proposal. The Board believes the merger is in the best interest of shareholders, and unanimously recommends that shareholders vote in favor of the proposal.

The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement describing the relevant reclassification discussed herein (and containing important information about fees, expenses, and risk considerations) and a prospectus for the relevant fund, please call 1-877-208-0098 (VIP funds, Advisor funds and classes). The prospectus/proxy statements will also be available for free on the Securities and Exchange Commission’s web site (www.sec.gov).

Past performance is no guarantee of future results.

Keep in mind that investing involves risk. The value of your investment will fluctuate over time, and you may gain or lose money.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your individual situation and reach out to an investment professional, if applicable.

Before investing in any mutual fund, consider the funds’ investment objectives, risks, charges, and expenses. Contact your investment professional or visit institutional.fidelity.com for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

National Financial Services LLC, Member NYSE, SIPC,

245 Summer Street, Boston, MA 02205

Fidelity Distributors Company LLC,

900 Salem Street, Smithfield, RI 02917

1256160.1.0